Exhibit 5

Esquire Consulting, Inc.
949 Alandele Avenue
Los Angeles, California 90036
Tel:  (323) 938-6798
Fax: (440) 848-6345

July 24, 2007

Board of Directors
SN Strategies Corp.
1077 Balboa Avenue
Laguna Beach, CA 92651

Re:	Registration Statement on Form SB-2
Opinion of Counsel and Consent of Counsel

Ladies and Gentlemen:

We have acted as special counsel for SN Strategies Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) covering the resale of up to 1,025,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), to be sold by the selling stockholders identified in the Registration Statement.

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed that a sufficient number of shares of common stock were authorized and available for the issuance of the Shares. With respect to matters of fact relevant to our opinion, we have relied upon representations made by the Company in documents examined by us and representations of the Company’s officers.

Based upon such examinations, we are of the opinion that, under the laws of the State of Nevada and under the Company’s articles of incorporation and the Company’s bylaws, the shares of the Company’s common stock owned by the selling shareholders have been and are duly authorized, validly issued, fully paid and non-assessable shares of the common stock of the Company. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under “Legal Matters.”

Sincerely,

Esquire Consulting, Inc.

/s/ Lan Nguyen

Lan Nguyen, Esq.